As filed with the Securities and Exchange Commission on June 21, 2012

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SARATOGA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	76-0314489
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7500 San Felipe, Suite 675

Houston, TX 77063

(713) 458-1560

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas F. Cooke

Chairman and Chief Executive Officer

Saratoga Resources, Inc.

7500 San Felipe, Suite 675

Houston, TX 77063

Telephone: (713) 458-1560

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

With a Copy to: Michael W. Sanders, Esq. 20333 S.H. 249, Suite 600 Houston, TX 77002 Telephone: (832) 446-2599 Facsimile: (832) 446-2424

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	10,009,808	$ 6.225	$ 62,311,054.80	$ 7,140.85
Total				$ 7,140.85

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of the Registrant’s common stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act for the common stock outstanding. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Registrant’s common stock on June 15, 2012, as reported on the NYSE MKT. The Registrant is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21, 2012

PROSPECTUS

10,009,808 Shares of Common Stock

This prospectus covers the sale or other disposition of up to 10,009,808 shares of our common stock by the selling shareholders identified in this prospectus. The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale or other disposition of the shares of our common stock by the selling shareholders, other than, in the case of warrants held by selling shareholders, any proceeds from the cash exercise of warrants to purchase shares of our common stock.

Our common stock is listed on the NYSE MKT under the symbol “SARA.” On June 15, 2012, the last reported sales price of our common stock, as reported on the NYSE MKT, was $6.46 per share.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described in our periodic and other reports filed with the Securities and Exchange Commission, as described in “Risk Factors” on page 3.  You should carefully consider those risk factors before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2012

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. This prospectus covers offers and sales of our common stock only in jurisdictions in which such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including each applicable periodic and other reports filed with the Securities and Exchange Commission, each of which describes certain risks of investing in our Company and includes our financial statements, other material disclosure, and the exhibits to the registration statement of which this prospectus is a part. When used in this prospectus, the terms “Saratoga”, “Saratoga Resources”, “we”, “our”, “us” or the “Company” refer to Saratoga Resources, Inc. and its consolidated subsidiaries, unless otherwise indicated or as the context otherwise requires.

About Saratoga Resources, Inc.

Saratoga Resources is an independent oil and natural gas company engaged in the production, development, acquisition and exploitation of crude oil and natural gas properties. Our properties are located exclusively in the transitional coastline in protected in-bay environments on parish and state leases in south Louisiana. Our properties span 12 fields which are characterized by over 30 years of development drilling and production history, including Grand Bay field which has over 70 years of production history and over 250 MMBoe produced to date, yet remains virtually unexplored at depths greater than 15,000 feet. Our properties, the majority of which were acquired in July 2008, cover an estimated 32,185 gross/net acres and substantially all are held by production (“HBP”) without near-term lease expirations. Most of our properties offer multiple stacked reservoir objectives with substantial behind pipe potential. We do not hold, nor do we conduct operations in, any properties in the Gulf of Mexico that are subject to the oversight of the U.S. Bureau of Ocean Energy Management, Regulation and Enforcement (“BOEMRE”). Instead, our properties are subject to regulation by the Louisiana Department of Natural Resources and other state and parish governmental bodies.

Our executive offices are located at 7500 San Felipe, Suite 675, Houston, Texas 77063, and our telephone number is (713) 458-1560. Our corporate website is located at www.saratogaresources.com. We make available free of charge through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information on our website does not constitute part of this prospectus or any prospectus supplement.

The Offering

Common stock outstanding:	30,568,270 shares (1)

Common stock offered by selling shareholders:	10,009,808 shares(2)

Common stock outstanding after this offering:	31,319,238 shares(3)

Use of proceeds	We will not receive any proceeds from the sale of common stock by the selling shareholders

NYSE MKT symbol:	SARA

Risk Factors

See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, as well as our subsequently filed periodic and current reports, for a discussion of factors to consider before investing in shares of our common stock.

___________________

(1)

Shares outstanding as of June 15, 2012.

(2)

Consists of shares presently outstanding and shares issuable upon exercise of outstanding warrants to purchase shares of common stock.

(3)

Assumes exercise of 750,958 warrants.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus.  The risks so described are not the only risks facing our company.  Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Our business, financial condition and results of operations could be materially adversely affected by any of these risks.  Furthermore, the trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, our filings with the SEC and our public releases, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided therein are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “foresee,” “expect,” “should,” “could,” “plan,” “predict,” “project,” or their negatives and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. The risks, contingencies and uncertainties relate to, among other matters, the following: our business strategy; our financial position; our cash flow and liquidity; integration of acquisitions; declines in the prices we receive for our oil and gas affecting our operating results and cash flows; economic slowdowns that can adversely affect consumption of oil and gas by businesses and consumers; uncertainties in estimating our oil and gas reserves; replacing our oil and gas reserves; uncertainties in exploring for and producing oil and gas; our inability to obtain financing necessary in order to fund our operations, capital expenditures, and to meet our other obligations; availability of drilling and production equipment and field service providers; disruptions, capacity constraints in, or other limitations on the pipeline systems which deliver our gas and other processing and transportation considerations; competition in the oil and gas industry; our inability to retain and attract key personnel; the effects of government regulation and permitting and other legal requirements; hurricanes and field infrastructure which could affect our ability to produce and exploit our holdings in an offshore setting; costs associated with perfecting title to mineral rights in some of our properties; and, other factors discussed under “Risk Factors.”

Other factors besides those described in this prospectus, any prospectus supplement or the documents we incorporate by reference herein could also affect our actual results. These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the common stock covered by this prospectus. We will receive cash proceeds upon the exercise of the warrants for which underlying shares are being registered hereunder. We currently intend to use the cash proceeds from any warrant exercise for working capital and general corporate purposes. The amount and timing of our actual use of proceeds may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive and the timing of when we receive such proceeds. We will not receive any cash proceeds as a result of warrants that are exercised pursuant to cashless net exercise provisions.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with any additional information incorporated by reference into this prospectus, summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our articles of incorporation and our bylaws, each as amended to date, that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus. The terms of these securities may also be affected by provisions of the Texas Business Organizations Code. The summary below is qualified in its entirety by reference to our restated articles of incorporation and our amended and restated bylaws.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, of which 30,568,270 shares were issued and outstanding as of June 15, 2012. Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable securities exchange requirements. The holders of common stock possess exclusive voting rights in us, except to the extent our board of directors specifies voting power with respect to any other class of securities issued in the future. Each holder of our common stock is entitled to one vote for each share held of record on each matter submitted to a vote of stockholders, including the election of directors. Stockholders do not have any right to cumulate votes in the election of directors.

Subject to preferences that may be granted to the holders of preferred stock, each holder of our common stock is entitled to share ratably in distributions to stockholders and to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of our common stock will be entitled to receive, after payment of all of our debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any of our remaining assets. Holders of our common stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by our board of directors in its sole discretion) and have no preemptive rights to subscribe for any of our securities.

All of the outstanding shares of our common stock are, and the shares of common stock issued upon the conversion of any securities convertible into our common stock will be, fully paid and non-assessable. The shares of common stock offered by this prospectus or upon the exercise of any warrants described in this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Securities Exchange Listing

Our common stock is listed on the NYSE MKT under the symbol “SARA.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Securities Transfer Corporation.

Warrants

As of June 15, 2012, we had outstanding warrants to purchase 750,958 shares of our common stock, exercisable at a weighted average exercise price of $5.11 per share.

Options

As of June 15, 2012, we had outstanding options held by our employees and directors to purchase an aggregate of 872,500 shares of common stock, exercisable at a weighted average exercise price of $3.24 per share.

Preferred Stock

We are authorized to issue 100,000 shares of preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the date of this prospectus. Our board of directors is authorized to classify or reclassify any unissued portion of our authorized shares of preferred stock to provide for the issuance of shares of other classes or series, including preferred stock in one or more series. We may issue preferred stock from time to time in one or more class or series, with the exact terms of each class or series established by our board of directors. Our board of directors may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock without seeking stockholder approval. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to each series which will specify the terms of the series of preferred stock, including, but not limited to:

–

the distinctive designation and the maximum number of shares in the series;

–

the number of shares comprising the series;

–

the liquidation preference, if any;

–

the terms on which dividends, if any, will be paid;

–

the voting rights, if any, on the shares of the series;

–

the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

–

the terms on which the shares may be redeemed, if at all; and

–

any or all other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of the series.

The issuance of preferred stock may delay, deter or prevent a change in control.

The Business Organizations Code of the State of Texas, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Effects of Provisions of our Organizational Documents and Texas Law

The following is a summary of certain provisions of Texas law, our articles of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Texas and our articles of incorporation and amended and restated bylaws.

Articles of Incorporation and Bylaws

Preferred Stock. Under our restated articles of incorporation, our board of directors has the power to authorize the issuance of up to 100,000 shares of preferred stock, all of which are currently undesignated, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without further vote or action by our stockholders. The issuance of preferred stock may:

–

delay, defer or prevent a change in control;

–

discourage bids for our common stock at a premium over the market price of our common stock;

–

adversely affect the voting and other rights of the holders of our common stock; and

–

discourage acquisition proposals or tender offers for our shares and, as a consequence, inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

Advance Notice Requirement. Stockholder nominations of individuals for election to our board of directors and stockholder proposals of other matters to be brought before an annual meeting of our stockholders must comply with the advance notice procedures set forth in our amended and restated bylaws. Generally, to be timely, such notice must be received at our principal executive offices no later than the date specified in our proxy statement released to stockholders in connection with the preceding year’s annual meeting of stockholders, which date shall be not earlier than the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders.

Special Meeting Requirements. Our amended and restated bylaws provide that special meetings of our stockholders may only be called at the request of our chairman, chief executive officer, president, board of directors or holders of at least fifty percent (50%) of the shares entitled to vote at a meeting. Only such business shall be considered at a special meeting as shall have been stated in the notice for such meeting.

No Cumulative Voting. Our articles of incorporation do not include a provision for cumulative voting for directors.

Indemnification. Our articles of incorporation and our bylaws, as amended, provide that we will indemnify our officers and directors against losses they incur in investigations and legal proceedings resulting from their services to us, which may include service in connection with takeover defense measures.

Texas Anti-Takeover Statute.

We are subject to Section 21.606 of the Texas Business Organizations Code. That section prohibits Texas corporations from engaging in a wide range of specified transactions with any affiliated shareholder during the three-year period immediately following the affiliated shareholder’s acquisition of shares in the absence of certain board of director or shareholder approvals. An affiliated shareholder of a corporation is any person, other than the corporation and any of its wholly owned subsidiaries, that is or was within the preceding three-year period the beneficial owner of 20% or more of the outstanding shares of stock entitled to vote generally in the election of directors. Section 21.606 may deter any potential unfriendly offers or other efforts to obtain control of us that are not approved by our board. This may deprive our shareholders of opportunities to sell shares of our common stock at a premium to the prevailing market price.

The above provisions may deter a hostile takeover or delay a change in control of management or us.

SELLING SHAREHOLDERS

The selling shareholders are holders of shares of our common stock or warrants to purchase shares of our common stock.  The selling stockholders may from time to time offer and sell any or all shares of our common stock set forth below, including shares underlying warrants, pursuant to this prospectus. When we refer to “selling shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling shareholders’ interests in shares of our common stock other than through a public sale.

Certain selling shareholders may be deemed underwriters as defined in the Securities Act. Any profits realized by the selling shareholders may be deemed underwriting commissions.

The following table sets forth, as of June 15, 2012, the name of the selling shareholders for whom we are registering shares for resale to the public, and the number of shares that each selling shareholder may offer pursuant to this prospectus. The shares offered by the selling shareholders were issued, or are issuable upon the exercise of outstanding warrants, pursuant to exemptions from the registration requirements of the Securities Act. The selling shareholders represented to us that they were qualified institutional buyers or accredited investors and were acquiring shares of our common stock for investment and had no present intention of distributing the shares. We have filed with the SEC, under the Securities Act, a Registration Statement on Form S-3 with respect to the resale of the shares of our common stock from time to time by the selling stockholders, and this prospectus forms a part of that registration statement.

We have been advised that, as noted below in the footnotes to the table, certain of the selling shareholders are, or are affiliates of, broker-dealers. We have been advised that, except as noted, each of such selling shareholders purchased shares of common stock or warrants in the ordinary course of business, not for resale, and that none of such selling shareholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute shares of our common stock. All selling shareholders are subject to Rule 105 of Regulation M and are precluded from engaging in any short selling activities prior to effectiveness of the registration of which this prospectus forms a part.

Based on information provided to us by the selling shareholders and as of the date the same was provided to us, assuming that the selling shareholders sell all the shares of our common stock beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling shareholders will not own any shares other than those appearing in the column entitled “Number of Shares Owned After the Offering.” We cannot advise as to whether the selling shareholders will in fact sell any or all of such shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Unless otherwise indicated in the footnotes to the table, none of the selling shareholders listed in the following table has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

	Shares of Common Stock Owned Prior to	Number of Shares Being	Shares of Common Stock Owned After Offering(2)(4)
Name of Beneficial Owner(1)	Offering(2)	Offered(3)	Number	Percent
Blackstone/GSO Capital Solutions Fund L.P. (5)	3,578,781	3,578,781	—	*
Blackstone/GSO Capital Solutions Overseas Master Fund L.P. (5)	1,221,219	1,221,219	—	*
Wellington Trust Company, National Association Multiple Collective Investment Funds Trust, Emerging Companies Portfolio (6)	416,000	416,000	—	*
Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Emerging Companies Portfolio (6)	121,700	121,700	—	*
Oregon Public Employees Retirement Fund (6)	431,600	431,600	—	*
Dow Retirement Group Trust(6)	177,800	177,800	—	*
Dow Retirement Group Trust (6)	67,600	67,600	—	*
Radian Group Inc. (6)	43,700	43,700	—	*

Valiance Special Opportunities Co-Investment Master Fund LP(7)	1,696,299	700,000	996,299	3.3%
Taylor International Fund Ltd (8)	1,102,002	635,334	466,668	1.5%
Stephen S. Taylor Roth IRA (9)	180,002	175,002	5,000	*
Mutual of America Investment Corporation Small Cap Growth Fund (10)	279,400	265,400	14,000	*
Mutual of America Investment Corp. Small Cap Value Fund (10)	189,470	86,420	103,050	*
Mutual of America Investment Corporation All America Fund – Small Cap Growth (10)	26,825	25,300	1,525	*
Mutual of America Investment Corporation All America Fund – Small Cap Value (10)	19,020	8,670	10,350	*
Mutual of America Institutional Funds, Inc. – Small Cap Growth Fund (10)	6,400	5,800	600	*
Mutual of America Institutional Small Cap Value Fund(10)	4,960	2,270	2,690	*
Mutual of America Institutional Funds, Inc. All America Fund – Small Cap Growth (10)	3,875	3,500	375	*
Mutual of America Institutional All America Fund – Small Cap Value (10)	1,240	570	670	*
Roman Catholic Archdiocese of Newark Pension Plan Trust MTA – Lay Plan (10)	3,790	1,730	2,060	*
Roman Catholic Archdiocese of Newark Pension Plan Trust MTA – Priest Plan (10)	750	340	410	*
Mercury Insurance Company (11)	322,400	322,400	—	*
Ironman Energy Master Fund (12)	200,000	200,000	—	*
Dion Invests Group Ltd (13)	170,000	50,000	120,000	*
Michael Sanders (14)	145,000	145,000	—	*
A. Haag Sherman (15)	130,000	30,000	100,000	*
Alberto Marolda (16)	404,165	287,499	116,666	*
Bradley Radoff (17)	70,000	70,000	—	*
Linear Investments Limited (18)	77,663	77,663	—	*
Christopher Davis (19)	65,000	15,000	50,000	*
Next View Capital LP (20)	64,000	64,000	—	*
Pemigewasset Partners LP (21)	50,000	50,000	—	*
Pemigewasset Offshore Ltd (21)	2,000	2,000	—	*
Philip Howard (22)	58,321	24,994	33,327	*
Euroguarco SPA(36)	44,000	44,000	—	*
Trevor and Linda Colby (15)(23)	40,900	8,000	32,900	*
Trevor and Dylan Colby (15)(23)	30,000	8,000	24,000	*
NBW LLC (15)(23)	37,000	17,000	20,000	*
William R. Kruse	40,000	40,000	—	*
Perry Radoff P.C. Profit Sharing Plan (24)	25,000	25,000	—	*
Helios Energy Offshore Master Fund, LP (25)	24,960	24,960	—	*
Harbour Holdings Ltd (26)	21,600	21,600	—	*
Skylands Special Investment LLC (26)	18,100	18,100	—	*
Skylands Quest LLC (26)	6,500	6,500	—	*
Skylands Special Investment II LLC (26)	3,800	3,800	—	*
Jeremy Radcliffe (15)	20,000	20,000	—	*
Micro PIPE Fund I, LLC (27)	17,600	17,600	—	*
Darrell Barker (28)	5,500	5,000	500	*
Prosdocimi Limited (29)(30)	109,096	109,096	—	*
Twinlo Ltd (30)	35,530	35,530	—	*
Globersel Pactum Natural Resources (31)	139,990	73,330	66,660	*
Tarchon Trading (QIF) Fund (32)	80,000	80,000	—	*
Espada Holding Ltd (33)	50,000	50,000	—	*
BLF Global Asset Management Ltd (34)	135,000	45,000	90,000	*
Prad SRL SA (35)	54,700	50,000	4,700	*

_______________

*

Less than 1% of our outstanding common stock.

(1)

Additional selling stockholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the selling stockholder table by prospectus supplement or post-effective amendment.

(2)

“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that are currently exercisable or exercisable within 60 days of June 15, 2012.

(3)

Assumes the full exercise of all warrants to purchase common stock issued to the selling stockholders.

(4)

Assumes that all shares being registered in this prospectus are resold to third parties and that with respect to a particular selling stockholder, such selling stockholder sells all shares of common stock registered under this prospectus held by such selling stockholder.

(5)

Blackstone / GSO Capital Solutions Fund L.P. and Blackstone / GSO Capital Solutions Overseas Master Fund L.P. (collectively, the “GSO Funds”) hold 3,578,781 and 1,221,219 shares, respectively. Blackstone / GSO Capital Solutions Associates LLC is the general partner of Blackstone / GSO Capital Solutions Fund LP. GSO Holdings I LLC is the managing member of Blackstone / GSO Capital Solutions Associates LLC. GSO Capital Partners LP is the investment manager of Blackstone / GSO Capital Solutions Overseas Master Fund L.P., and in that respect holds discretionary investment authority for, and may be deemed to be the beneficial owner of the shares held by, Blackstone / GSO Capital Solutions Overseas Master Fund L.P. GSO Advisor Holdings L.L.C. is the general partner of GSO Capital Partners LP. Blackstone Holdings I L.P. is the sole member of each of GSO Holdings I LLC and GSO Advisor Holdings L.L.C. Blackstone Holdings I/II GP Inc. is the general partner of Blackstone Holdings I L.P. The Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II GP Inc. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Stephen A. Schwarzman is the founding member of Blackstone Group Management L.L.C. In addition, each of Bennett J. Goodman, J. Albert Smith III and Douglas I. Ostrover, each of whom serves as an executive of GSO Holdings I LLC, which is an affiliate of Blackstone / GSO Capital Solutions Associates LLC, may have shared investment control with respect to the Common Stock held by the GSO Funds.  Each of the above, other than the GSO Funds, disclaims beneficial ownership of the shares held by the GSO Funds. The GSO Funds hold non-voting observer rights on our board of directors.

(6)

Wellington Management Company, LLP (“Wellington Management”) is an investment adviser registered under the Investment Advisers Act of 1940, as amended. Wellington Management, in such capacity, may be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) over the shares held by its client accounts. The number of shares to be sold by Wellington Management Company, LLP is the aggregate of 1,258,400 shares, 416,000 shares, 121,700 shares, 431,600 shares, 177,800 shares, 67,000 shares and 43,700 shares of common stock to be sold by Wellington Trust Company, National Association Multiple Collective Investments Fund Trust, Emerging Companies Portfolio,  Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Emerging Companies Portfolio, Oregon Public Employees Retirement Fund, Dow Retirement Group Trust 1492, Dow Retirement Group Trust 6344 and Radian Group, Inc, respectively. The business address of Wellington Management, is 280 Congress Street, Boston, MA 02210. Wellington Trust Company, National Association Multiple Collective Investments Fund Trust, Emerging Companies Portfolio and Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Emerging Companies Portfolio   may be deemed to be an affiliate of a broker-deal – Wellington Management Advisers, Inc. (“WMAI”). WMAI’s business is limited to introducing US prospects and clients to the investment management capabilities of the Wellington Management organization, including to prospects who ultimately may purchase interests in Wellington Management private funds. WMAI does not engage in retail brokerage, lending, securities underwriting, or proprietary trading.

(7)

Valiance Asset Management Ltd is the investment manager of Valiance Special Opportunities Co-Investment Master Fund LP.  Richard Bray, Doug McKay and Jan Pensaert are the directors of Valiance Asset Management Ltd and may be deemed to have shared voting and investment power with respect to the shares held by Valiance Special Opportunities Co-Investment Master Fund LP.

(8)

Common stock owned and shares offered include 172,334 shares of common stock issuable upon exercise of presently exercisable warrants. Stephen Taylor, in his capacity as Portfolio Manager of Taylor International Fund Ltd, may be deemed to have voting and investment power with respect to shares held by Taylor International Fund Ltd.

(9)

Common stock owned and shares offered include 33,334 shares of common stock issuable upon exercise of presently exercisable warrants.

(10)

(a) Mutual of America Institutional All America Fund – Small Cap Value, (b) Mutual of America Institutional Funds, Inc.  All America Fund – Small Cap Growth, (c) Mutual of America Institutional Funds, Inc. – Small Cap Growth Fund, (d) Mutual of America Institutional Small Cap Value Fund, (e) Mutual of America Investment Corporation All America Fund – Small Cap Value, (f) Mutual of America Investment Corporation All America Fund – Small Cap Growth, (g) Mutual of America Investment Corporation Small Cap Growth Fund, (h) Mutual of America Investment Corp. Small Cap Value Fund, (i) Roman Catholic Archdiocese of Newark Pension Plan Trust MTA – Lay Plan, and (j) Roman Catholic Archdiocese of Newark Pension Plan Trust MTA – Priest Plan, are each clients of Mutual of America Capital Management Corporation (“MOA”). Stephen Rich, in his capacity as Executive Vice President of MOA and as Portfolio Manager, may be deemed to have voting and investment power with respect to shares held by the funds described in (a), (d), (e), (h), (i) and (j).  Marguerite Wagner, in her capacity as Executive Vice President of MOA and as Portfolio Manager, may be deemed to have voting and investment power with respect to shares held by the funds described in (b), (c), (f) and (g).  MOA, in its capacity as investment adviser to the applicable selling stockholder, may be deemed to share beneficial ownership over the shares held by the applicable selling stockholder. MOA, however, expressly disclaims any beneficial ownership of the shares held by the applicable selling stockholder.  MOA and the selling stockholders may be deemed to be affiliates of Mutual of America Life Insurance Company, a broker-dealer and FINRA member.

(11)

Christopher Graves, Vice President and Chief Investment Officer of Mercury Insurance Company, may be deemed to have voting and investment power with respect to shares held by Mercury Insurance Company.

(12)

G. Bryan Dutt, the Managing Director of Ironman Energy Master Fund, may be deemed to have voting and investment power with respect to the shares held by Ironman Energy Master Fund.

(13)

Common stock owned and shares offered include 50,000 shares of common stock issuable upon exercise of presently exercisable warrants. Sheena Lizeth Jolly McCoy, in her capacity as a Director of Dion Investments, may be deemed to have voting and investment power with respect to shares held by Dion Investments.

(14)

Common stock owned and shares offered include 70,000 shares of common stock issuable upon exercise of presently exercisable warrants. Michael Sanders has rendered, and will continue to render, legal services to us.

(15)

The selling security holder is an affiliate of a registered broker-dealer(s).

(16)

Common stock owned and shares offered include 29,166 shares of common stock issuable upon exercise of presently exercisable warrants.

(17)

Common stock owned and shares offered include 70,000 shares of common stock issuable upon exercise of presently exercisable warrants.

(18)

Common stock owned and shares offered include 77,663 shares of common stock issuable upon exercise of presently exercisable warrants. Martin Marston, in his capacity as authorized representative of Linear Investments Limited, may be deemed to have voting and investment power with respect to shares held by Linear Investments Limited.

(19)

Common stock owned and shares offered include 15,000 shares of common stock issuable upon exercise of presently exercisable warrants.

(20)

Stewart Flink, the Manager of New View Capital LP, may be deemed to have voting and investment power with respect to the shares held by Next Capital LP.

(21)

James B. Vose, in his capacity as Managing Member of the General Partner of Pemigewasst Partners LP and Managing Member of the Investment Manager of Pemigewasset Offshore Ltd, may be deemed to have voting and investment power with respect to shares held by Pemigawasset Partners LP and Pemigewasset Offshore Ltd.

(22)

Common stock owned and shares offered include 8,331 shares of common stock issuable upon exercise of presently exercisable warrants.

(23)

Common stock owned and shares offered include (a) 8,000 shares of common stock issuable upon exercise of presently exercisable warrants held by Trevor and Linda Colby, (b) 8,000 shares of common stock issuable upon exercise of presently exercisable warrants held by Trevor and Dylan Colby, and (c) 17,000 shares of common stock issuable upon exercise of presently exercisable warrants held by NBW LLC. Trevor Colby, Dylan Colby, Darian Cohen and Bruce Treftman may be deemed to share voting and investment power with respect to shares held by NBW LLC.

(24)

Common stock owned and shares offered include 25,000 shares of common stock issuable upon exercise of presently exercisable warrants.

(25)

Jason Selch, Portfolio Manager of Helios Energy Offshore Master Fund, LP, may be deemed to have voting and investment power with respect to the shares held by Helios Energy Offshore Master Fund, LP.

(26)

Charles A. Paquelet, Portfolio Manager of Harbour Holdings Ltd, Skylands Special Investment LLC, Skylands Quest LLC and Skylands Special Investment II LLC (collectively, the “Skylands Funds”), may be deemed to have voting and investment power with respect to the shares held by the Skylands Funds.

(27)

David Mickelson, the Managing Member of Micro PIPE Fund I, LLC, may be deemed to have voting and investment power with respect to the shares held by Micro PIPE Fund I, LLC.

(28)

Common stock owned and shares offered include 5,000 shares of common stock issuable upon exercise of presently exercisable warrants. Darrell Barker has rendered, and will continue to render, EDGAR filing services to us.

(29)

Common stock owned and shares offered include 33,800 shares of common stock issuable upon exercise of presently exercisable warrants.

(30)

Dorian Prosdocimi, in his capacity as Chief Executive Officer and owner of Prosdocimi Limited and Twinlo Ltd., may be deemed to have voting and investment power with respect to shares held by Prosdocimi Limited and Twinlo Ltd.

Prosdocimi Limited is licensed with The Financial Services Authority in England as a broker-dealer and received shares and warrants offered herein as compensation for investment banking services.

(31)

Common stock owned and shares offered include 33,330 shares of common stock issuable upon exercise of presently exercisable warrants. Andrea Brignone, as Chief Executive Officer of Pactum Asset Management Ltd., the investment manager of Globersel Pactum Natural Resources, may be deemed to have voting and investment power with respect to shares held by Globersel Pactum Natural Resources.

(32)

Gerlach Nominee & Co. holds shares as nominee for Tarchon Trading (QIF) Fund.  Tarchon Investment Fund PLC is the authorized agent for Tarchon Trading (QIF) Fund and Abhay Varma, Desmond Quigley and William McConnell, as directors of Tarchon Investment Fund PLC, may be deemed to have voting and investment power with respect to shares held for the benefit of Tarchon Trading (QIF) Fund.

(33)

Dolores Coulon, as counsel for Espada Holding Ltd, may be deemed to have voting and investment power with respect to shares held by Espada Holding Ltd.

(34)

Common stock owned and shares offered include 45,000 shares of common stock issuable upon exercise of presently exercisable warrants. Alberto Statti, in his capacity as managing director of BLF Global Asset Management Ltd, may be deemed to have voting and investment power with respect to shares held by BLF Global Asset Management Ltd.

(35)

Common stock owned and shares offered include 50,000 shares of common stock issuable upon exercise of presently exercisable warrants. Claudio Tessera, in his capacity as director of Prad SRL SA, may be deemed to have voting and investment power with respect to shares held by Prad SRL SA.

(36)

Christiano Ghirlanda, in his capacity as Vice President of Euroguarco SPA, may be deemed to have voting and investment power with respect to shares held by Euroguarco SPA.

PLAN OF DISTRIBUTION

This prospectus relates to the possible resale from time to time by the selling stockholders of any or all of the shares of common stock issued in certain private placements or issuable upon the exercise of outstanding warrants. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will, however, receive the net proceeds of any warrants exercised for cash. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•

in the over-the-counter market;

•

in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•

through the writing or settlement of options, whether such options are listed on an options exchange or otherwise, after the effective date of the registration statement of which this prospectus is a part;

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

“at the market” or through market makers or into an existing market for the shares;

•

short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•

broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•

through one or more underwritten offerings on a firm commitment or best efforts basis;

•

a combination of any such methods of sale; and

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Michael Sanders, Attorney at Law.  Michael Sanders, Attorney at Law owns 75,000 shares of our common stock and warrants to purchase 70,000 shares of our common stock.

EXPERTS

The consolidated financial statements of Saratoga Resources appearing in its Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by MaloneBailey, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information incorporated by reference in this prospectus as of December 31, 2011 relating to our estimated quantities of our proved reserves and future revenue is derived from a report prepared by Collarini Associates, independent petroleum engineers, as stated in their report with respect thereto. This information is incorporated in this prospectus in reliance upon the authority of said firm as experts with respect to the matters covered by their report and the giving of their report.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information electronically with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC. Our Internet site can be found at http://www.saratogaresources.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference information contained in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents and that the information in this prospectus is not complete. You should read the information incorporated by reference for more detail. We incorporate by reference in two ways. First, we list below certain documents that we have already filed with the SEC. The information in these documents is considered part of this prospectus. Second, the information in documents that we file in the future will update and supersede the current information in, and be incorporated by reference in, this prospectus.

We incorporate by reference into this prospectus the documents listed below, any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, and any filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of this offering (in each case, except for the information furnished under Item 2.02 or Item 7.01 in any current report on Form 8-K and Form 8-K/A):

–

our annual report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 27, 2012 as amended by Form 10-K/A filed with the SEC on March 27, 2012;

–

the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2011 from our definitive proxy statement on Schedule 14A filed with the SEC on April 24, 2012;

–

our quarterly report on Form 10-Q for the quarterly period ended March 31, 2012 filed with the SEC on May 15, 2012; and

–

our current reports on Form 8-K filed with the SEC on May 23, 2012, March 16, 2012, May 25, 2012 and June 20, 2012;

We will provide each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus upon written or oral request at no cost to the requester. Requests should be directed to: Saratoga Resources, Inc., 7500 San Felipe, Suite 675, Houston, Texas 77063, Attn: Investor Relations, telephone: (713) 458-1560.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet website.

You should rely only on the information provided in and incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of these documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by Saratoga Resources, Inc. in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee. Estimated fees and expenses can only reflect information that is known at the time of filing this registration statement and are subject to future contingencies, including additional expenses for future offerings.

Securities and Exchange Commission registration fee	$7,140.85
Legal fees and expenses	25,000.00
Accounting fees and expenses	10,000.00
Miscellaneous expenses	7,859.15
Total	$50,000.00

Item 15. Indemnification of Officers and Directors

Texas law permits a Texas corporation to include in its Certificate of Formation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for monetary damages arising from acts or omissions in the director’s capacity as a director, subject to various statutory exceptions. The Company’s Restated Certificate of Formation, as amended, contains a provision eliminating the liability of the Company’s directors to the Company and its shareholders to the fullest extent permitted by Texas law, as it exists or may be amended or interpreted from time to time.

Texas law permits a Texas corporation to indemnify its directors and officers against certain liabilities and expenses incurred in defending proceedings against them in their capacities as directors and officers, if it is determined that the director or officer (1) conducted himself in good faith, (2) reasonably believed (a) in the case of official conduct as a director or an officer, that his conduct was in the corporation’s best interests, or (b) in any other case, that his conduct was not opposed to the corporation’s best interests, and (3) in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Texas law also requires a Texas corporation to indemnify directors or officers in connection with any proceeding in which the director or officer is wholly successful, on the merits or otherwise, in the defense.

The Company’s Restated Certificate of Formation requires it to indemnify its directors and officers against any and all liability and reasonable expenses that may be incurred by them in connection with or resulting from (1) any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, (2) an appeal of such action, suit, or proceeding, or (3) an inquiry or investigation that could lead to such an action, suit, or proceeding, all to the fullest extent permitted by Texas law.

The Restated Certificate of Formation also requires the Company to pay or reimburse, in advance of the final disposition of any action, suit, or proceeding, all reasonable expenses incurred by a director or officer who was, is, or is threatened to be made a named defendant or respondent in an action, suit, or proceeding, all to the fullest extent permitted by Texas law.

Texas law also permits the Company to purchase and maintain insurance on behalf of its directors and officers against certain liabilities and expenses incurred in their capacities as directors and officers, whether or not the Company would have the power to indemnify them under Texas law or the Restated Certificate of Formation.

Item 16. Exhibits

Exhibit Number	Description

3.1	Restated Articles of Incorporation, dated May 14, 2010 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 18, 2010)

3.2	Amended and Restated Bylaws, dated May 16, 2011 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on May 16, 2011)

4.1	Form of $5.00 Warrant (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on April 27, 2011)

4.2	Form of $8.00 Warrant (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on May 25, 2012)

4.3	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.3 to our Current Report on Form 8-K filed on July 15, 2011)

4.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on May 16, 2012)

5.1*	Opinion of Michael Sanders, Attorney at Law

23.1*	Consent of MaloneBailey LLP, independent registered public accounting firm

23.2*	Consent of Collarini Associates

23.3*	Consent of Michael Sanders, Attorney at Law (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature page to the registration statement).

*

Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on June 20, 2012.

SARATOGA RESOURCES, INC.

By:	/s/ Thomas F. Cooke
Thomas F. Cooke
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas F. Cooke and Andrew C. Clifford, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas F. Cooke	Chairman and Chief Executive Officer	June 20, 2012
Thomas F. Cooke	(Principal Executive Officer)

/s/ Michael O. Aldridge	Executive Vice President and Chief Financial	June 20, 2012
Michael O. Aldridge	Officer (Principal Financial and Accounting Officer)

/s/ Andrew C. Clifford	President and Director	June 20, 2012
Andrew C. Clifford

/s/ John W. Rhea, IV	Director	June 20, 2012
John W. Rhea, IV

/s/ Rex H. White, Jr.	Director	June 20, 2012
Rex H. White, Jr.

/s/ Kevin M. Smith	Director	June 20, 2012
Kevin M. Smith